EXHIBIT 10.6
FIRST AMENDMENT
TO
ESPRE SOLUTIONS, INC.

2004 EQUITY INCENTIVE PLAN
     On September 10, 2007, the Board of Directors of Espre Solutions, Inc., voted to increase the authorized maximum number of shares to be delivered pursuant to the awards granted in the 2004 Equity Incentive Plan (the “Plan”) from 75,000,000 common shares to 100,000,000 common shares by amending Section 5.1 to read in its entirety as follows:
     “5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is One Hundred Million (100,000,000) shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.”

ESPRE SOLUTIONS, INC.
Dated: September 10, 2007	By:	/s/ Robert Logan
Robert Logan, Secretary